EXHIBIT 99.1
Enterprise Video Leader Qumu Announces Worldwide Office Virtualization

New ‘Work from Wherever, Forever’ Policy Virtualizes All Roles, Will Eliminate Dedicated Office Space in Minneapolis, London and Hyderabad

Minneapolis, December 8, 2020—Qumu, a leading provider of cloud-based Enterprise Video technology for organizations of all sizes, has just announced a ‘Work from Wherever, Forever’ policy for all employees, beginning December 8, 2020. Three of Qumu’s worldwide office locations will be officially closed, with employees in all offices continuing to work remotely as they have been since March of 2020.

“At Qumu, we believe a ‘Work from Wherever, Forever’ policy is the socially responsible thing to do—for our employees and their health, for the wellbeing of the planet, and for our outside stakeholders and their investments in our future,” said TJ Kennedy, CEO of Qumu. “One of Qumu’s primary objectives with this policy is to set a great example for other organizations when it comes to remote work, and this move will allow us to do that.”

“Qumu operates a business in the enterprise collaboration technology space, supporting organizations that believe remote work, travel minimization and virtualized events are both sustainable and the new normal,” noted Kennedy. “With this in mind, we believe it is important to be one of the first companies in our space to acknowledge this fundamental change in the workplace dynamic and leverage the technology we provide to make it happen.”

Qumu has entered into flexible shared workspace arrangements in London and Minneapolis, is finalizing an arrangement in Hyderabad, and is maintaining its California office. As part of its full office virtualization initiative, Qumu is expanding its company-wide home office program to optimize the program’s effectiveness for the benefit of Qumu’s employees and global customer base. The company will provide full-time employees with a work at home stipend and will implement local team meetups and social gatherings when permitted based on local public health considerations. To enhance collaboration and allow remote teams to share real-time progress on major projects, Qumu is implementing new feedback and visibility tools.

Qumu leadership also believes a ‘Work from Wherever, Forever’ policy will make a positive impact on its recruiting efforts. “Full office virtualization makes Qumu a great option for an entire world of job seekers,” noted Jason Karp, Chief Commercial Officer and Chief Counsel. “Offering flexible working arrangements is a significant differentiator when competing for high-end talent, and we’re excited about the possibilities on the recruiting front.”

Parties interested in learning more about Qumu’s new ‘Work from Wherever, Forever’ policy may contact the company directly using the Contact Us Form on the Qumu website.

About Qumu Corporation

Qumu (Nasdaq: QUMU) is a leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. Backed by the most trusted and experienced team in the industry, the Qumu Cloud platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.

Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the expected benefits of remote work for Qumu and its workforce, the ability to secure flexible shared workspace and foster employee productivity and engagement, and the ability to more effectively recruit under Qumu’s new policy. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, any subsequently filed Form 10-Q and Current Reports on Form 8-K and other filings with the Securities and Exchange Commission.

The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.

Contacts
Lauren Smith
Qumu Corporation
lauren.smith@qumu.com
+1 612-638-9079